Exhibit 10.13

LEASE

[Elk Creek Owned]

THIS LEASE (“Lease”) is dated as of August 20th, 2015 (the “Effective Date”), by and between RAMACO CENTRAL APPALACHIA, LLC, a Delaware limited liability company (“Lessor”), and RAMACO RESOURCES, LLC, a Delaware limited liability company (“Lessee”).

RECITALS

WHEREAS, Lessor owns certain interests in the coal and surface in the area depicted in orange cross-hatching on the map attached hereto as Exhibit A (the “Leased Premises”); WHEREAS, Lessee desires to lease certain interests therein as more particularly set forth herein;

WITNESSETH

NOW THEREFORE, for and in consideration of the rents and royalties to be paid as set forth herein, and the performance of all of the covenants and conditions set forth herein to be performed by Lessee, the parties agree as follows:

SECTION 1. LEASE.

Lessor hereby demises, leases, and lets to Lessee, the coal contained in the seams of coal described in Exhibit A (the “Leased Coal”), attached hereto and made a part hereof, together with the right to remove the same by any and all mining methods, now existing or hereafter developed (including, without limitation, surface, deep, and highwall mining), and the right to use all of the surface and mining rights vested in Lessor for the purpose of mining, removing, transporting, processing, marketing and selling the Leased Coal and coal mined from other properties leased or subleased to Lessee by Lessor; subject, however, to the limitations and conditions set forth in this Lease.

SECTION 2. RESERVATIONS AND EXCEPTIONS.

There is hereby expressly excepted from this Lease and reserved to Lessor, its successors and assigns:

(1)	all existing licenses, easements and rights-of-way for railroad or other purposes heretofore granted by or otherwise lawfully acquired from Lessor or its predecessors in title;

(2)	all oil, gas (including gas and/or methane in the Leased Coal), timber, minerals other than coal, and any coal other than the Leased Coal;

(3)	the following rights and privileges in and respecting the Leased Premises:

(a) the right at all reasonable times to enter upon the premises, and to drill, bore, excavate, cut, remove, develop, store, and market (or to lease or license to others said rights), all such oil, gas, timber, coal, and other minerals hereinabove reserved to Lessor;

(b) the right to construct and operate railroads, structures, and appliances which may be necessary for the removal or processing of such oil, gas, timber, coal, and other minerals hereinabove reserved to Lessor, or to serve other properties of the Lessor;

(c) the non-exclusive right to use all existing and hereafter constructed roads on the Surface Property, including the non-exclusive right to haul coal, timber, and other materials or products, over, through and across the Leased Premises on haul roads pursuant to Lessee’s surface mining permits; provided, however, that Lessor shall pay to Lessee a proportionate share of the cost of maintenance based on usage of such roads. Lessee shall cooperate with Lessor in allowing Lessor to operate on its permits related to such roads, provided that Lessor shall indemnify and hold harmless Lessee from any notices of violations, penalties, and other damages or liabilities arising out of Lessor’s activities on Lessee’s permits. In the event Lessor uses such roads for coal haulage for more than a ninety (90) day period, Lessor shall, or shall cause its other lessees, to overbond and obtain separate mining permits for those roads that Lessor is or will use in connection therewith, unless otherwise expressly agreed by Lessee.

(d) the right and privilege of leasing to tenants the surface of the Leased Premises for any purposes whatsoever or of constructing thereon such plants and appliances as may be needed for the removal or processing of said oil, gas, timber, coal and other minerals hereinabove reserved to Lessor;

(e) the non-exclusive right to grant and convey easements and rights-of-way for, and construct, operate, maintain, and use, any and all types of pipe, power, transportation and communication lines, or the equivalent thereof, on and through the Leased Premises; and

(f) the surface and right to use the surface depicted on the map attached as Exhibit A to that certain Surface Rights Lease, between Lessor and Lessee, of even date herewith, which surface is not leased by this Lease, but is instead leased by and subject to such Surface Rights Lease.

Provided, however, that the rights and privileges excepted and reserved in this Section 2 shall be exercised in such manner as to not unreasonably interfere with Lessee’s mining operations pursuant to this Lease, having due regard for the requirements, convenience, and safety of said operations; and provided further, that any dispute arising between Lessor and Lessee with reference to the rights herein reserved shall be submitted to arbitration in the manner provided in Section 10 hereof.

Lessee acknowledges that Lessor owns or controls all or a portion of the timber growing on the Leased Premises, and that Lessor’s right to cut and remove the timber in advance of Lessee’s operations is limited by, and subject to, the Title Documents (including, without limitation, the obligation to make payments due thereunder (including, without limitation, the obligations to pay per-acre fees contained in that Deed, dated August 29, 1974, between Island Creek Coal Company and Georgia-Pacific Corporation, to the extent the same is included in the Surface Property)). Lessee shall not cut or remove any timber growing on the Surface Property, except as expressly permitted by the Title Documents and permitted by Lessor pursuant to this Lease.

SECTION 3. TERM.

This Lease shall have an initial term of ten (10) years commencing on the Effective Date (the “Initial Term”). The Initial Term shall be automatically extended for an additional term of ten (10) years unless Lessee provides one hundred eighty (180) days written notice of it intent not to extend the term hereof. If at the end of the second ten-year term or any annual renewal term of this Lease, as hereinafter provided, mineable and merchantable coal remains on the Leased Premises or the Leased Premises are being used in connection with the coal mining operations of Lessee on other lands, the term of this Lease shall be automatically extended for successive one (1) year renewal terms without any notice or further action by the Lessee until the Leased Premises are no longer being used in connection with mining operations on other lands or unless Lessee provides one hundred eighty (180) days written notice of its intent not to extend the term hereof, unless this Lease is sooner terminated or surrendered by Lessee under the terms and conditions hereof.

In the event all the merchantable and mineable Leased Coal shall have been mined and removed from the Leased Premises pursuant to the provisions of this Lease, unless extended pursuant to the immediately preceding paragraph, then this Lease shall cease and terminate upon the date when all such mineable and merchantable Leased Coal shall have been mined and removed. Any disagreement between Lessor and Lessee as to whether all of such coal has been mined and removed pursuant to the provisions of this Lease, shall be submitted to arbitration in the manner provided in Section 10 hereof.

SECTION 4. ROYALTIES.

A. MINIMUM MONTHLY ROYALTY. Lessee shall pay to Lessor minimum monthly royalty in the amount of Forty One Thousand Six Hundred Sixty Seven Dollars ($41,667.00) (the “Initial Minimum Monthly Royalty Payment”) until Lessee shall have paid twenty four (24) Initial Minimum Monthly Royalty Payments. Thereafter, the minimum monthly royalty shall increase to, and thereafter be, One Hundred Sixty Six Thousand Six Hundred Sixty Seven Dollars ($166,667.00) per month. Minimum monthly royalty shall be paid in arrears on or before the twentieth (20th) day of each calendar month for the preceding calendar month, with the first Initial Minimum Monthly Royalty Payment being due (the “Initial Minimum Monthly Royalty Payment Date”) on or before the earlier of (y) January 20, 2016, or (z) the twentieth (20th) day of the calendar month following the month in which Lessee receives the proceeds from third-party equity or debt financing for the purpose, in whole or in part, of commencement of construction of the planned Elk Creek preparation plant.

In the event Lessee pays tonnage royalty for coal mined in such calendar month sufficient to equal the minimum monthly royalty, no minimum monthly royalty shall be due with respect to such month. If Lessee does not mine sufficient coal during such calendar month to pay tonnage royalty equal to the minimum monthly royalty, then Lessee shall pay the difference between the minimum monthly royalty for such month and the tonnage royalty, if any, paid for coal mined during such month. Minimum monthly royalty payments in excess of tonnage royalty in any calendar month shall be fully recoupable by Lessee by crediting the same against tonnage royalty payments thereafter due to Lessor, if any, until fully recouped by Lessee. Lessor shall not be required to refund any unrecouped minimum monthly royalty paid by Lessee and not recouped from tonnage royalty pursuant hereto.

B. TONNAGE ROYALTY. Lessee shall pay to Lessor a tonnage royalty for the coal mined from the Leased Premises during each calendar month of the term hereof, to be received by Lessor within twenty (20) days from the end of the month to which payment applies, as set forth on Exhibit B attached hereto.

The term “coal” referred to herein shall include any low- coal content merchantable product that is sometimes sold and shipped under various trade names including, but not limited to, bone, coal, fuel and middlings. The term “ton” referred to herein shall mean 2,000 pounds.

Subject to the qualification hereinafter stated in this paragraph, “gross selling price” of coal shall, for all purposes under this Lease, be the amount received, either directly or indirectly by the vendor or vendors thereof, whether or not the Lessee is the vendor, upon sale thereof after preparation and/or tippling, regardless of who owns or operates such facilities, to the ultimate consumer f.o.b. railroad cars or other transport at the ultimate tipple or tipples at which coal mined hereunder has been prepared and loaded into railroad cars or other transport for shipment to the ultimate consumer, without any deduction for transportation, selling expense, sale commission or other deductions. If the point of sale to the ultimate consumer is other than at the actual mine site or other property owned or controlled by Lessor or its affiliates and leased or subleased to Lessee, and Lessee transports coal from the mine site to a preparation plant (other than on the Leased Premises or other property owned or controlled by Lessor and leased or subleased to Lessee) (a “Third-Party Plant”) for processing, loading and shipment, then Lessee may deduct reasonable transportation costs from the Leased Premises to such Third-Party Plant from the gross selling price in the calculation of tonnage royalty payable hereunder. If any party to any sale or other disposition of the coal shall have any direct or indirect financial interest in any other party to such transaction, the price charged to the ultimate consumer of the coal involved in such transaction, less such deductions therefrom as Lessor may from time to time approve in writing, shall be taken and treated as the amount received therefor. It is this section’s intent that the gross selling price be the highest price received by Lessee, its affiliates or any direct or indirect financially related company, in the last arm’s-length transaction through the final sale to the ultimate consumer. If Lessee, any affiliated company of the lessee, or the preparer or tippler of the coal shall consume any of the coal, the price of the coal as consumed shall be considered equal to the highest sales price of (1) the coal consumed by the ultimate consumer, if known, or (2) the coal from the Leased Premises which is then being sold to unaffiliated customers, or (3) if there are no unaffiliated customers, the highest sales price of comparable coal in the open market.

Lessee shall furnish to Lessor on or before the twentieth (20th) day of each calendar month the railroad and truck scale weights showing the quantity of coal shipped from the Leased Premises and weights of coal, if any, consumed on the Leased Premises or at the preparation plant or tipple during the preceding calendar month. Lessee shall comply with all reasonable rules and regulations which may be prescribed by Lessor’s engineer for the ascertainment of and payment of tonnage royalties on the coal mined, shipped, sold, or consumed under this Lease. Lessee shall keep accurate and correct books of account showing all coal mined, and all coal consumed or disposed of on, transported, or shipped from the Leased Premises or elsewhere, together with the correct weights and gross selling price thereof, to which books and records Lessor shall at all reasonable times have access for verification of statements to be furnished by Lessee.

Lessor, for like purposes is hereby authorized to demand and require of any railroad company, trucking company or other agents transporting the products of the Leased Premises, inspection of its books and records, showing the weight and quantity of such products and pertinent information in relation thereto. Said carriers and other agents are hereby authorized and requested by Lessee to show Lessor, or its agents, all such books and records and to furnish all such information when requested.

In the event it shall be necessary in mining the Leased Coal to load the same over a tipple or tipples over which other coal is loaded, thereby mixing the Leased Coal with other coal, Lessee shall keep a strict account of the tonnage of Leased Coal as well as a strict account of the tonnage of other coal being loaded over the same tipple or tipples. The method of determining these respective tonnages shall be approved in writing by Lessor before other coal may be mixed with Leased Coal, such approval not to be unreasonably withheld or delayed.

In the event Leased Coal is so commingled, then the gross selling price, as set forth in Section 4 hereof shall be the average sales price for all coal with which Leased Coal is commingled, to the end that unless the Leased Coal is mined, transported, processed, stored and sold separately from all other coals, then the gross selling price shall be the average gross selling price for all coal sold from the Lessee’s facility with which Leased Coal is commingled.

It is the intent of this Lease to allow monthly royalty payments to be paid on either a sales or a production basis; however, all Leased Coal shall be reconciled to total sales along with any foreign coal commingled with the Leased Coal. This reconciliation shall be done monthly for coal reported and royalty paid on a sales basis and not less than annually for coal reported and royalty paid on a production basis. The only allowable adjustment to total sales is a reduction for third party coal segregated and not commingled at any time with Leased Coal. Lessor’s portion of total sales will be prorated based on Lessor’s percentage of total production since the last reconciliation and adjustments made, plus or minus, at that time. There will be no other adjustments to sales tons or methods used to reconcile Lessor’s royalty payments unless expressly agreed to in writing by Lessor.

Notwithstanding anything herein to the contrary, Lessor shall pay, and Lessee shall not be required to pay, Annual Payments and Overriding Royalty, pursuant to that certain Special Warranty Deed, dated September 11, 2013, between Baisden-Vaughan, Inc., as Grantor, and Lessor, as Grantee.

SECTION 5. TAXES, INDEMNITY, INSURANCE.

A. TAXES

Lessor will, in the first instance, pay all the taxes, levies and assessments on or in respect of Lessor’s ownership, and during the continuance of this Lease, Lessee shall pay to Lessor the full amount of such taxes, levies, and assessments, beginning with those covering the calendar year in which this Lease is effective, promptly upon receipt of Lessor’s statement therefor, such amounts to constitute and be treated as additional rental hereunder. Lessee shall promptly pay at the several times they become due and payable all taxes levied or assessed upon coal mined from or products manufactured from coal upon the Leased Premises. Lessee shall also pay any and all taxes due to the state and/or its subdivision for severing, removing, processing, or preparing of said coal, except for taxes on gross or net income of Lessor on receipt of royalties, and Lessee shall also pay all royalties for removal of coal required by any existing or future labor agreements of lessee, its agents, operators or affiliates.

In the event any of the coal reserved unto Lessor in Section 2 hereof shall be leased to others, Lessor shall determine the proportion of taxes to be paid and borne by each lessee. Lessee may at any time during the continuance of this Lease, at its own cost and expense, and after reasonable notice to Lessor of its intention so to do, contest any of the taxes, levies, or assessments to be borne by Lessee as above provided. In the event of any such contest, Lessee is authorized to proceed in the name of Lessor with respect to the reversionary interest of Lessor in the Leased Premises, but Lessee shall indemnify Lessor against any costs, penalties, expenses, or interest charges arising out of such contest.

Lessee shall submit to Lessor, for its review, a copy of annual coal appraisal reports or returns prepared pursuant to laws or regulations in the State of West Virginia with respect to Lessor’s ownership prior to their filing with any governmental agency. It is understood and agreed that the taxes levied or assessed from such reports are based, in part, upon the permitting and/or production of Lessee and for that reason, Lessee’s payments to Lessor as provided for in this section shall continue and survive any termination or cancellation of this Lease until such time as said taxes levied or assessed are not based on said coal appraisal reports or returns.

B. INDEMNITY

Lessee agrees that it shall comply with all of the terms and provisions of the black lung laws (defined below) and will secure the payment of black lung benefits (defined below) as hereinafter provided. “Black lung laws” mean the Black Lung Benefits Act, Title IV of the Federal Mine Safety and Health Act of 1977, 30 U.S.C. 901 et seq., and the Internal Revenue Code, 26 U.S.C. 1 et seq., Black Lung Benefits Reform Act of 1977 (P.L. 95-239), Black Lung Benefits Revenue Act of 1977 (P.L. 75-227), Black Lung Benefits Revenue Act of 1981 (P.L. 97-119), as now or hereafter amended, and all rules and regulations adopted pursuant thereto. “Black lung benefits” means any and all benefits payable pursuant to the black lung laws. Lessee acknowledges that, as between itself and Lessor, that Lessee is, and shall be deemed to be, the operator of any coal mine or coal preparation facility or facility used for the extraction, preparation or transportation of coal produced from the Leased Premises and of all related activities, including, but not limited to, coal mine construction or maintenance, engaged in by Lessee pursuant to the terms of this Lease with respect to any claim for black lung benefits filed by or on account of any of its employees or former employees. Lessee shall secure and shall require any other person or entity who operates, controls, or supervises a coal mine or coal preparation facility on the Leased Premises or performs services of construction, maintenance, transportation, or other activities related to coal mining or preparation under the terms of this Lease, or who otherwise may be liable for the payment of black lung benefits, to secure the payment of such black lung benefits to or on account of employees or former employees in accordance with the black lung laws and shall provide Lessor, upon request, with appropriate certification that each of them has provided security in compliance with all black lung laws for the payment of such black lung benefits. Without limiting the generality of Lessee’s obligations to comply with all other provisions of this Lease, Lessee agrees that it will secure and guarantee the payment of all black lung benefits required to be paid under the black lung laws by reason of mining, construction, transportation, and related activities under this Lease, and Lessee does hereby agree that it will indemnify, defend and hold Lessor harmless from any liability or expenses, including reasonable attorney fees and expenses, which Lessor may suffer directly or indirectly, as a result of or with respect to any claim for black lung benefits filed by or on account of any of Lessee’s employees or former employees, or employees or former employees of others who may be required to secure the payment of black lung benefits as provided above.

Notwithstanding anything in this Lease to the contrary, this Lease does not empower Lessor to make any decisions and Lessor hereby expressly waives and disclaims any right to make any decisions with respect to the terms and conditions under which the Leased Coal is extracted or prepared, such as, but not limited to, the manner of extraction or preparation or the amount of Leased Coal to be produced at any particular time, all within the meaning of the black lung laws. The parties hereto do acknowledge, however, that Lessor has reserved certain rights and has imposed certain requirements under the terms of this Lease solely for the purpose of preventing waste and protecting the reserved rights of Lessor.

Lessee covenants and agrees to indemnify, defend and save harmless Lessor, its members and its and their members, partners (general and limited), shareholders, officers, directors, agents, employees, successors, affiliates and assigns from and against (a) (1) any and all claims, demands, actions or causes of action by or on behalf of any person, firm, corporation or governmental body for damages, injuries, deaths, penalties, fines, assessments or otherwise and (2) any liabilities or costs incurred by them (including any regulatory obligations arising under environmental, health or safety laws), in each case caused by, arising out of, resulting from or as a consequence of, in whole or in part, (i) any acts or omissions of Lessee, its officers, directors, employees, sublessees, contractors, subcontractors, licensees, invitees, engineers, agents, successors, assigns or parent or affiliated corporations or any other persons or entities acting by direct or indirect authority of Lessee or pursuant to any rights granted in this Lease or (ii) the use and enjoyment of the Leased Premises pursuant to this Lease or (iii) the approval by Lessor of any plans of the Lessee or (iv) any conditions present on the Leased Premises associated with or resulting from past or present mining and related operations and (b) any and all costs, counsel fees, expenses and liabilities incurred in or about any such claim or action brought thereon (including any regulatory obligations arising under environmental, health or safety laws), all of which costs, counsel fees, expenses and liabilities shall be reimbursed to Lessor by Lessee immediately upon notification from Lessor to

Lessee that the same have been incurred. Lessee expressly agrees to indemnify, defend and hold harmless Lessor from any and all claims, liability and expenses in accordance with this section, including any claims, liability or expense occurring or arising with respect to any periods prior to the date hereof. Lessee’s obligations under this section shall survive termination of this Lease.

C. INSURANCE

During the term of this Lease, Lessee shall carry, with minimum limits of $1 million per occurrence and $5 million aggregate, coal mine liability and contractual liability insurance. Lessor, its members and its and their members, partners (general and limited), shareholders, officers, directors, agents, employees, successors, affiliates and assigns shall be named as additional insureds and provided a certificate of insurance reflecting such coverage, which shall not be cancelable except after thirty (30) days’ notice to Lessor. Such insurance shall provide a waiver of subrogation for all claims regarding this Lease and be written on an “occurrence” basis unless the policy is available only on a “claims made” basis, in which case such “claims made” insurance coverage shall be maintained in effect for a period of at least five (5) years after the termination of this Lease, or until final release of Lessee’s environmental reclamation bonds required by any regulatory authority, whichever shall last occur. This insurance shall be primary to any other liability insurance coverage that Lessor may have or that may be applicable for the benefit of Lessor.

Lessee further covenants and agrees that all employees of Lessee and/or any and all other persons performing work on the Leased Premises pursuant to the rights granted in this Lease will be fully covered by or insured at all times by Workers’ Compensation, and to that end Lessee shall comply with all applicable Workers’ Compensation laws, rules and regulations and shall make all necessary contributions and/or premium or other payments.

Lessee further covenants and agrees to keep all buildings, plants, and improvements upon the Leased Premises, as well as those on the adjacent premises that are constructed for the processing, treatment or loading for shipment of Leased Coal, insured during the term of this Lease by responsible insurance companies in an aggregate sum of not less than the full amount of their insurable value, loss, if any, provided that in case of any loss the sum received by Lessee on account of the insurance shall be expended, if required by Lessee, in rebuilding or repairing the improvements destroyed or damaged, or in erecting upon the Leased Premises such other improvements for use in Lessee’s operations as Lessee and Lessor may agree upon. Lessee shall furnish to Lessor a certificate or certificates of such insurance issued upon the Leased Premises and such buildings, plants and improvements.

SECTION 6. METHOD OF OPERATION.

Lessee covenants and agrees that it will diligently commence its operations on the Leased Premises, and when it commences operation in any of the seams leased herein it will thereafter diligently prosecute its operations hereunder utilizing modern mining equipment best suited for the prevailing mining conditions so as to develop thoroughly the Leased Coal and to conduct such operations in a careful, skillful, and workmanlike manner, and in compliance with the present and any future laws of the State of West Virginia and of the United States, and also according to the rules and practices of good mining and with due regard for the value of the Leased Premises as a coal-producing property.

Lessee shall be solely responsible for complying with all present and future laws and governmental regulations, including environmental laws and regulations, impacting on or controlling mining and related operations on the Leased Premises, which responsibility shall survive termination of this Lease. If, as a result of Lessee’s operations hereunder, laws or governmental regulations are violated, or are claimed to be violated (including any violations occurring or claims asserted after bond release or termination of this Lease), then Lessee shall indemnify Lessor and hold it harmless from any damages, claims, penalties, fines, costs, and expenses, including legal fees and court costs, imposed upon or incurred by Lessor as a result of said claim, violation or violations. Any dispute as to the absolute obligation of Lessee to relieve or indemnify Lessor as provided herein shall be submitted to arbitration in the manner provided in Section 10 hereof.

Notwithstanding Lessee’s obligation to comply with all laws, rules, regulations and orders as set forth above, Lessor shall not declare a default hereunder solely as a result of one or more routine operational violations which Lessee cures or abates as promptly as practical. Lessee shall be solely responsible for treatment of any water discharge caused by its operations, if required by present or future law or regulation, which responsibility shall survive termination of this Lease forever.

Lessee shall provide Lessor a permit map as a matter of information, in a format acceptable to Lessor, for any coal seams being permitted on the Leased Premises at the time of permit submittal and at the time of any revisions and amendments thereof.

Lessee acknowledges that Lessor holds the Leased Premises and adjoining properties for the purpose of maximizing the royalty revenue generated therefrom and agrees that it will work and mine the coal in accordance with said purpose and in accordance with general and detail maps and plans of mining and descriptions to be prepared by Lessee (hereinafter collectively called “Mine Plans”) and will submit a copy of same to the Lessor in a digital format acceptable to Lessor, if available. Said Mine Plans shall take into consideration the entire area proposed to be developed by Lessee, and shall make suitable provisions for (1) the proper protection of overlying and underlying seams so that they may be economically mined at a later date and (2) the reasonable and proper removal of all the mineable and merchantable Leased Coal from the Leased Premises. No Mine Plan shall be proposed which, if adopted, would render otherwise mineable and merchantable coal unmineable or unmerchantable or substantially more difficult or expensive to mine. The Mine Plans shall be submitted to the Lessor at least 30 days prior to the commencement of any operation on the Leased Premises. In the event Lessor determines that the Mine Plans submitted by Lessee fail to comply with any of the terms of this Lease, Lessor shall so notify Lessee, in which event Lessee will modify said Mine Plans to comply with the terms and conditions hereof. No material change in, modification of, or departures from any Mine Plans so approved shall be made in the development or operation of the mine or mines except pursuant to modified Mine Plans submitted by Lessee to Lessor for the purpose of allowing Lessor to determine that said modification complies with the terms of this Lease. Lessor’s right to notify Lessee that proposed mining plans fail to comply with this Lease is a right reserved solely to protect Lessor’s interest in the Leased Premises and to prevent waste and is not intended to give and shall not be construed to give Lessor any control over Lessee’s operations. Lessor shall have no authority to determine the manner in which or the methods by which any of Lessee’s mining operations are to be conducted, all of which shall be solely determined by Lessee.

Anything contained herein to the contrary notwithstanding, Lessee shall not mine any Leased Coal by the auger method without the written consent of Lessor, which consent may be arbitrarily withheld.

In the event Lessee desires to use Lessor’s surface rights, if any are owned or controlled by Lessor over the Leased Premises, in connection with the conduct of its mining operations, or for any other permitted purpose under the terms of this Lease, it shall first submit a written statement explaining the extent of its requirements to Lessor, and shall, to the extent Lessor controls and has the right to grant same, be permitted to use only such portions of said surface for the purposes and upon the conditions as Lessor shall authorize in writing.

Lessee shall have no right, without prior written consent of Lessor (which may be arbitrarily withheld), to deposit slate, coal refuse, water or refuse of any kind on or in the Leased Premises. Notwithstanding the foregoing, and subject to Lessor’s consent to surface uses as set forth herein, and subject to Section 15 hereof, Lessee shall be entitled to transport foreign coal and foreign refuse over, through and under the Leased Premises to areas outside the Leased Premises. “Foreign coal” shall have the meaning set forth in Section 15, and “foreign coal refuse” is refuse resulting from the processing of foreign coal.

Anything contained in this Lease to the contrary notwithstanding, the Lessee shall give notice in writing to the Lessor at least six (6) months prior to the start of any operations on the Leased Premises which would require or result in the displacement or removal of trees or timber on the surface of the Leased Premises. Lessor may, at its election, remove such trees or timber, or require Lessee to remove and stockpile any trees or timber deemed merchantable by Lessor. Lessor shall make all reasonable efforts to complete any harvesting operations for trees or timber sold “on the stump” prior to start-up operations by Lessee, but it is understood that both activities may continue simultaneously, provided such continuance does not unreasonably interfere with Lessee’s operations. As an additional option, Lessee may give written notice to Lessor and elect to reimburse Lessor for such trees and timber at the fair market value as appraised by Lessor’s forester and dispose of such trees or timber in any manner it shall deem appropriate or necessary and upon making payment in full, the Lessee shall not have any further obligation to the Lessor with respect to such trees and timber or the disposition thereof.

Lessee may conduct its operations under this Lease through its contractors or agents when approval has been granted in writing by Lessor, provided in any case Lessee shall be and remain liable to Lessor for all obligations of the Lessee under this authority, and subject to any conditions imposed by Lessor in granting its consent.

Notwithstanding anything in this Lease to the contrary, Lessee shall not conduct mining by the longwall method of mining or any other full-extraction method of mining without Lessor’s prior written consent, which consent may be arbitrarily withheld. Nothing contained herein shall constitute a waiver of the right of lateral or subjacent support of the surface or any seams of coal not leased herein.

If it is found and reported to Lessee in writing by an agent of Lessor that in the progress of the work any areas of merchantable and mineable Leased Coal have been passed by or abandoned with the result that such Leased Coal has not been mined and removed, which in accordance with accepted overburden/coal ratio criterion or in accordance with good mining practice should have been mined and removed, it shall be the duty of Lessee to return as soon as possible to such areas and mine and remove the Leased Coal therefrom, or failing so to do, Lessee shall account for the coal contained therein and pay the royalty therefor the same as though it had been mined at the time that it was bypassed or abandoned. If there is a dispute between Lessor and Lessee as to whether Lessee has passed by or abandoned any coal which should have been mined and removed as above provided, such dispute shall be submitted to arbitration in the manner provided in Section 10 hereof.

Lessor shall have the right, at its option, to lease to others while this Lease is still in force and effect the area or areas of coal which may be abandoned by said Lessee under the provisions hereof; provided, however, that the same does not interfere with Lessee’s operations. In any event, Lessor may direct Lessee to leave pillars and barriers of coal for the support and protection of the entries and air courses leading to such coal.

Lessee shall employ a competent mining engineer, duly registered in the State of West Virginia and acceptable to Lessor, whose duty it shall be to keep up the mine surveys and make accurate maps thereof, which maps shall at all times be subject to the inspection of Lessor, or its duly authorized agents, and copies furnished to Lessor at any time upon request but without such request at a minimum on or before February 1, May 1, August 1 and November 1 of each year. Such maps shall show the location of all coal section numbers obtained by Lessee in addition to those measured by Lessor during mine inspections in a form convenient to Lessee and reasonably acceptable to Lessor. Upon request, Lessee shall provide to Lessor, on the date designated by Lessor, either monthly, quarterly or annual tonnage and sales price forecasts, as requested by Lessor, for Leased Coal to be mined in future years.

Lessee shall furnish Lessor, upon request, copies of data derived from any and all coal exploration activities within the Leased Premises, including, but not limited to, driller’s logs, geophysical logs, coal laboratory analyses, corehole analyses, and geological maps.

Upon request of Lessor, Lessee shall make available for Lessor’s inspection and copying any and all laboratory analyses made of Leased Coal.

Upon request of Lessor, Lessee shall make available for Lessor’s inspection and copying any and all Lessee’s correspondence with government agencies or departments which pertain to the Leased Premises, or to operations undertaken or to be undertaken thereon.

Lessor, through its duly authorized agents, shall at all reasonable times have the right to enter said mines, inspect the same, and have surveys made thereof to determine if all the terms and conditions of this Lease are fully complied with, and for these purposes to use freely the means of access to said mines and the workings thereof without hindrance, but in such manner as not unreasonably to interfere with the operation thereof.

SECTION 7. REMEDIES OF LESSOR.

All payments hereunder required to be made by Lessee to Lessor shall be deemed and considered as rent reserved upon contract, and all remedies now or hereafter given by the laws of the State of West Virginia for the collection of rent are reserved to Lessor in respect of the sums so payable, and a lien is hereby reserved and imposed upon all the personal property of Lessee at any time acquired for use in connection with Lessee’s operations on the Leased Premises and remaining thereon at the time of any default hereunder, as well as also upon this Lease and the leasehold estate hereby created, to secure the payment of any and all sums.

If default be made by Lessee in (i) the payment of the rentals, royalties, taxes, wheelage fees, and any other payments or charges required to be paid under this Lease; or (b) in the performance of any of the other terms or conditions hereof required to be kept or performed by Lessee, including, without limitation, the requirement to conduct its operations in accordance with Section 6 of this Lease, to provide mine plans for approval in accordance with Section 6, to maintain insurance and indemnify Lessor as set forth in Section 5, to maintain lateral and subjacent support of the Leased Premises in accordance with Section 6, to avoid the loss of or bypassing coal in accordance with Section 6, to pay, perform and be responsible for any and all black lung benefits, to conduct its operations in compliance with applicable law, and perform any and all other covenants and obligations to be performed by Lessee hereunder; and in each or any such case, such default shall continue for a period of fifteen (15) days after written notification thereof has been posted to Lessee, then in such event and as often as the same occurs, Lessor may, at its option, terminate this Lease without any further notice and re-enter upon and take possession of the Leased Premises and hold and possess the same as its absolute property free and clear of any claims of, by, or through Lessee, and pursue any and all other remedies available under the laws of the State of West Virginia for violation of any covenant or condition hereof, and all such remedies shall be deemed cumulative and not exclusive.

Lessee further agrees that if the interest of Lessee in the Leased Premises shall be sold on execution or judicial sale, or if bankruptcy proceedings be begun by Lessee, or if Lessee be adjudged a bankrupt, or it makes an assignment for the benefit of creditors, or a receiver be appointed for it or for the Leased Premises, or if an assignment occurs by operation of law, then, and in any such event, this Lease shall forthwith terminate and be forfeited and the Leased Premises and all improvements thereon shall forthwith become the property of Lessor, without compensation to Lessee, and without refund of any royalties paid hereunder.

SECTION 8. ASSIGNMENT OR SUBLETTING.

Lessee covenants and agrees that it will not sell, assign, sublease, mortgage, pledge or otherwise transfer or encumber (collectively “transfer”) this Lease or any rights, interests or estates created by this Lease or all or any portion of the Leased Premises, either voluntarily or by operation of law, (a) without having first obtained the written consent of Lessor (which shall not be unreasonably withheld), and (b) in the case of an assignment, without first obtaining and presenting to Lessor a covenant of assumption by the assignee, wherein such assignee expressly agrees to and with Lessor to assume and be bound by all of the covenants, terms, conditions and provisions hereof to the same extent as if said assignee had been named as the original Lessee. Notwithstanding the foregoing, Lessee may transfer this Lease or any rights, interests or estates created by this Lease to an affiliate of Lessee under common ownership and control of Lessee without prior written consent of Lessor, but in such event Lessee shall remain liable for the performance of the Lease and, in the case of an assignment, Lessee shall comply with the requirements of Section 8(b) above.

Any such transfer shall not relieve Lessee from its obligations to comply with all the covenants, terms, conditions and provisions of this Lease, unless otherwise agreed in writing by Lessor. In the event Lessor consents to any transfer, such consent shall not relieve Lessee and/or any transferee, assignee, sublessee, etc., from securing Lessor’s written consent to any further transfer, nor shall any such consent be construed as a consent to any further transfer or as a waiver of any portion of this section or of Lessor’s rights hereunder.

A transfer of control of Lessee’s capital stock or ownership interests, either voluntarily or by operation of law, shall constitute a “transfer” of the Lease under this section. “Transfer of Control” as used in the foregoing shall include, without limitation (i) an outright sale, assignment or transfer of sufficient shares of Lessee’s capital stock to vest 51% or more of Lessee’s capital stock or ownership interests in persons or entities controlled directly or indirectly by persons or entities, some or all of whom are different than those persons or entities which directly or indirectly control 51% or more of Lessee’s capital stock as of the Effective Date, or (ii) a sale, assignment or other transfer of shares of the capital stock or ownership interest in any corporation, partnership or other entity, which, as of the Effective Date, owns, separately or jointly with others, directly or indirectly, 51% or more of Lessee’s capital stock or ownership interests, where such transfer is sufficient to vest 51% or more of such capital stock or ownership interest in persons or entities, some or all of whom are different than those persons or entities owning such shares or ownership interest as of the Effective Date.

Accordingly, a “transfer of control” shall have occurred whenever 51% or more of Lessee’s capital stock or ownership interests shall become subject to the direct or indirect control of persons or entities, some or all of whom are different than those persons or entities which directly or indirectly control that portion of Lessee’s capital stock as of the Effective Date. Notwithstanding anything herein to the contrary, the offering of stock of Lessee or any entity controlling or controlled by Lessee pursuant to Securities Laws (including, without limitation, a private placement or initial or subsequent public offering), or any public or other trading of such stock from and after such offering, shall not constitute a transfer of control requiring Lessor’s consent hereunder. For purposes of the foregoing provision, “Securities Laws” shall mean the following: (i) the Securities Act of 1933, as amended, restated or otherwise modified from time to time hereafter, (ii) the Securities Exchange Act of 1934, as amended, restated or otherwise modified from time to time hereafter, and (iii) all rules and regulations promulgated thereunder.

Upon the occurrence of any such transfer without the prior written approval of Lessor, Lessor shall have the option to terminate this Lease by serving written notice of its election so to do.

SECTION 9. WAIVERS AND RELEASES, ETC.

No waiver, release, modification, or amendment of any of the terms, conditions, or provisions of this Lease shall be valid or set up or relied upon by Lessor or Lessee, or offered by either of said parties in any judicial proceeding, arbitration proceeding or otherwise, unless the same is in writing duly exercised by Lessor and Lessee. The failure to exercise any right upon nonperformance shall not be construed as a waiver of the right to insist on subsequent performance of the terms and conditions hereof.

SECTION 10. ARBITRATION.

In the event of a disagreement between the parties hereto as to any of the questions made subject to arbitration hereunder, such question or questions shall be submitted to three (3) competent and disinterested arbitrators in the following manner. The party desiring such arbitration shall select its arbitrator and give written notice thereof to the other party, and shall in such notice state precisely the matter or matters which it is proposed to bring before the arbitrators, and only the matters so stated shall be considered and decided by them. If the party receiving such notice shall fail to name an arbitrator within fifteen (15) days after notice as aforesaid has been given to it, the arbitrator named by the party giving such notice may and shall name and appoint an arbitrator for and in behalf of the party so in default, and the arbitrator so named and appointed shall have the same power and authority as if he had been appointed by such party. Prior to the appointment of a third arbitrator, as hereinafter set forth, each party shall submit to both arbitrators above-named a detailed statement of their last and final positions on the matters to be arbitrated. The arbitrators so chosen shall appoint a third arbitrator, and in the event they are unable to agree on such appointment, the appointment of the third arbitrator may be made by the Chief Judge of the District Court of the United States for the Southern District of West Virginia on the application of either of the parties hereto. The three arbitrators shall immediately upon their selection hear and decide the question or questions submitted for arbitration and shall give to each of the parties hereto reasonable notice of the time and place of their meetings, and reasonable opportunity for the production of evidence. After hearing both parties, the arbitrators shall promptly make an award in writing upon the question or questions submitted and shall serve a copy of such award upon each party hereto. In making their award, the arbitrators shall choose one of the detailed statements submitted by the parties hereto as above set forth and shall not otherwise tender any award. The award of such arbitrators, or a majority of them, shall be final and binding upon the parties hereto, and the said arbitrators or a majority of them, shall, in their award and as a part thereof, decide by whom and in what proportion the costs of such arbitration shall be borne and paid and the amount of such costs. Neither party hereto shall have or enforce any right or remedy against the other in respect of any matter herein made the subject of arbitration, until such matter shall have been submitted to and decided by arbitration in the manner above provided, and then only in accordance with such decision in arbitration.

SECTION 11. NOTICES.

Until written notice of a different address, all notices, reports or payments, which are anywhere in this Lease provided to be given or made shall be served upon or mailed, if to Lessor, at 250 West Main Street, Suite 210, Lexington, Kentucky 40507, and if to Lessee at 250 West Main Street, Suite 210, Lexington, Kentucky 40507.

SECTION 12. WARRANTY.

Lessor, for itself, its successors and assigns, does hereby covenant and agree with the Lessee, subject to the exceptions and reservations herein set forth, and subject to such limitations, restrictions and defects in Lessor’s title to the Leased Premises as were in existence at the time of Lessor’s acquisition of title to the various tracts comprising the Leased Premises, that upon the payment of the rentals and royalties and the performance of all and singular the covenants and agreements aforesaid, said Lessee shall and may peaceably and quietly have and enjoy said Leased Premises for and during the term aforesaid, and for the purposes aforesaid, free from any let or hindrance by the Lessor, its successors and assigns. Lessor does not warrant generally its title to the Leased Premises but warrants only that it has done no act to encumber the titles which it acquired to the various tracts comprising the Leased Premises since its acquisition of said tracts which would substantially interfere with the operations of the Lessee hereunder. In the event that Lessee did not have the right to mine coal in any part of the Leased Premises because of the rights of a holder of an outstanding superior title antedating Lessor’s acquisition of title to the tract or tracts in question, if the Lessee has mined and removed a part or all of the coal therefrom and paid the Lessor therefor on the royalty basis, the Lessor agrees to repay to the Lessee the amount of royalty so paid, without interest, but the Lessor shall not be otherwise liable for any damage to Lessee on account of the mining and removing of said coal by the Lessee.

SECTION 13. SUCCESSORS AND ASSIGNS.

All covenants, agreements, and conditions herein set forth to be performed by or on behalf of Lessor or Lessee shall bind their respective successors and assigns, whether so expressed or not, and shall inure to the benefit not only of Lessor and Lessee, but also the benefit of their respective successors and assigns; but this Section 13 shall not be construed as in anywise modifying the provisions of Section 8 hereof.

SECTION 14. REMOVAL OF PROPERTY.

Lessee, having performed all the terms and conditions of this Lease to be by it performed, and having mined all the merchantable and mineable coal herein demised, may, within six (6) months thereafter, remove any and all mobile mining equipment and personal property owned by Lessee, and may remove from the surface overlying the Leased Premises any and all improvements, buildings, or other structures placed thereon by Lessee during the term hereof. If the Lessee shall fail to remove any of the mobile mining equipment and personal property described above within said six (6) months, then at Lessor’s option the same shall thereupon be and become the absolute property of Lessor.

In the event this Lease is terminated for any reason prior to removal of all merchantable and mineable coal, all buildings, structures and improvements then affixed to the Leased Premises, at Lessor’s option, shall be and become the property of Lessor, but mobile mining equipment and personal property of Lessee shall remain the property of Lessee; provided, however, that if the Lessee fails to remove the said mobile mining equipment and personal property within six (6) months after such termination of this Lease, then, at Lessor’s option, the same shall thereupon be and become the absolute property of Lessor.

SECTION 15. TRANSPORTATION OF COAL MINED FROM OTHER PROPERTY.

Lessee shall have the right (to the extent of Lessor’s ownership and subject to the restrictions contained in this Lease) to transport foreign coal or foreign refuse on, over, through, or under the Leased Premises, free of any wheelage charge.

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed in duplicate by their respective duly authorized representatives as of the day and year first above written.

RAMACO CENTRAL APPALACHIA, LLC a Delaware limited liability company

By	/s/ Randall W. Atkins

Its	Authorized Agent

RAMACO RESOURCES, LLC, a Delaware limited liability company

By	/s/ Michael D. Bauersachs

Its	Authorized Agent

STATE OF West Virgina,

COUNTY OF Kanawha, TO-WIT:

The foregoing instrument was acknowledged before me this 20th day of August, 2015, by Randall W. Atkins, the Authorized Agent of RAMACO CENTRAL APPALACHIA, LLC, a Delaware limited liability company, on behalf of RAMACO CENTRAL APPALACHIA, LLC.

My commission expires: December 19, 2023

/s/ Robin A. Daniels
NOTARY PUBLIC

[SEAL]

STATE OF West Virgina,

COUNTY OF Kanawha, TO-WIT:

The foregoing instrument was acknowledged before me this 20th day of August, 2015, by Michael D. Bauersachs, the Authorized Agent of RAMACO CENTRAL APPALACHIA, LLC, a Delaware limited liability company, on behalf of RAMACO CENTRAL APPALACHIA, LLC.

My commission expires: December 19, 2023

/s/ Robin A. Daniels
NOTARY PUBLIC

[SEAL]

EXHIBIT A

[Map of Leased Premises]

Property Legend (Data from John T Boyd mapping)
RAMACO OWNED COAL
RAMACO LEASED - WPP, LLC
RAMACO LEASED - Others
RAMACO SURFACE
FORMER COOK/BAISDEN TRACT NOW CONTROLLED BY RAMACO CENTRAL APPALACHIA, LLC
McDONALD TRACTS
Property Data from Tax Records & John T Boyd mapping
Ramaco Owned
ELK CREEK - OWNED
ELK CREEK - LEASE
ELK CREEK - LEASE
ELK CREEK - OWNED
LOGAN CO
WYOMING CO
Legend
Ramaco Owned Coal
Lease Area Lower Cedar Grove B Seam
(Ramaco Central Appalachia, LLC to Ramaco Resources, LLC)
Approx. Lower Cedar Grove B Seam Outcrop
LCGB Mine Works (from John T Boyd Mapping)
Ramaco, LLC
250 West Main Street, Suite 210 Lexington, Kentucky 40507
Exhibit A-1
"Map Showing Lease Area Between Ramaco Central Appalachia, LLC & Ramaco Resources, LLC"
Seam 835 "Lower Cedar Grove B"
DATE: July 8, 2015
0'
5000'
10000'
15000'

Property Legend (Data from John T Boyd mapping)
RAMACO OWNED COAL
RAMACO LEASED - WPP, LLC
RAMACO LEASED - Others
RAMACO SURFACE
FORMER COOK/BAISDEN TRACT NOW CONTROLLED BY RAMACO CENTRAL APPALACHIA, LLC
McDONALD TRACTS
Property Data from Tax Records & John T Boyd mapping
Ramaco Owned
ELK CREEK - OWNED
ELK CREEK - LEASE
ELK CREEK - LEASE
ELK CREEK - OWNED
Ramaco, LLC
250 West Main Street, Suite 210 Lexington, Kentucky 40507
Exhibit A-2
"Map Showing Lease Area Between
Ramaco Central Appalachia, LLC & Ramaco Resources, LLC"
Seam 850 "Lower Cedar Grove C"
DATE: July 8, 2015
0' 5000' 10000' 15000'
Legend
Ramaco Owned Coal
Lease Area Lower Cedar Grove C Seam
(Ramaco Central Appalachia, LLC to Ramaco Resources, LLC)
Approx. Lower Cedar Grove C Seam Outcrop
LCGC Mine Works (from John T Boyd Mapping)

Mallory
Property Legend (Data from John T Boyd mapping)
RAMACO OWNED COAL
RAMACO LEASED - WPP, LLC
RAMACO LEASED - Others
RAMACO SURFACE
FORMER COOK/BAISDEN TRACT NOW CONTROLLED BY RAMACO CENTRAL APPALACHIA, LLC
McDONALD TRACTS
Property Data from Tax Records & John T Boyd mapping
Ramaco Owned
McDONALD TRACT
ELK CREEK - OWNED
ELK CREEK - LEASE
ELK CREEK - LEASE
ELK CREEK - OWNED
C & C TRACT
LOGAN CO
WYOMING CO
Ramaco, LLC
250 West Main Street, Suite 210 Lexington, Kentucky 40507
Exhibit A-3
"Map Showing Lease Area Between
Ramaco Central Appalachia, LLC & Ramaco Resources, LLC"
Seam 865 "Alma"
DATE: July 16, 2015
Legend
Ramaco Owned Coal
Lease Area Alma Seam (Ramaco Central Appalachia, LLC to Ramaco Resources, LLC)
Approx. Alma Seam Outcrop
Alma Mine Works (from John T Boyd Mapping)
0'
5000'
10000'
15000'

Property Legend (Data from John T Boyd mapping)
RAMACO OWNED COAL
RAMACO LEASED - WPP, LLC
RAMACO LEASED - Others
RAMACO SURFACE
FORMER COOK/BAISDEN TRACT NOW CONTROLLED BY RAMACO CENTRAL APPALACHIA, LLC
McDONALD TRACTS
Property Data from Tax Records & John T Boyd mapping
Mallory
Ramaco Owned
ELK CREEK - OWNED
ELK CREEK - LEASE
ELK CREEK - LEASE
ELK CREEK - OWNED
LOGAN CO
WYOMING CO
Ramaco, LLC
250 West Main Street, Suite 210 Lexington, Kentucky 40507
Exhibit A-4
"Map Showing Lease Area Between
Ramaco Central Appalachia, LLC & Ramaco Resources, LLC"
Seam 990 "2 Gas"
DATE: July 16, 2015
Legend
Ramaco Owned Coal
Lease Area 2 Gas Seam
(Ramaco Central Appalachia, LLC to Ramaco Resources, LLC)
Approx. 2 Gas Seam Outcrop
2Gas Mine Works
(from John T Boyd Mapping)
0'
5000'
10000'
15000'

Property Legend (Data from John T Boyd mapping)
RAMACO OWNED COAL
RAMACO LEASED - WPP, LLC
RAMACO LEASED - Others
RAMACO SURFACE
FORMER COOK/BAISDEN TRACT NOW CONTROLLED BY RAMACO CENTRAL APPALACHIA, LLC
McDONALD TRACTS
Property Data from Tax Records & John T Boyd mapping
Ramaco Owned
ELK CREEK - OWNED
ELK CREEK - LEASE
ELK CREEK - LEASE
ELK CREEK - OWNED
LOGAN CO
WYOMING CO
LOGAN MINGO CO
Legend
Ramaco Owned Coal
Lease Area Lower War Eagle Seam
(Ramaco Central Appalachia, LLC to Ramaco Resources, LLC)
Approx. Lower War Eagle Seam Outcrop
Ramaco, LLC
250 West Main Street, Suite 210 Lexington, Kentucky 40507
Exhibit A-5
"Map Showing Lease Area Between Ramaco Central Appalachia, LLC & Ramaco Resources, LLC"
Seam 1080 "Lower War Eagle"
DATE: July 8, 2015
0'
5000'
10000'
15000'

Property Legend (Data from John T Boyd mapping)
RAMACO OWNED COAL
RAMACO LEASED - WPP, LLC
RAMACO LEASED - Others
RAMACO SURFACE
FORMER COOK/BAISDEN TRACT NOW CONTROLLED BY RAMACO CENTRAL APPALACHIA, LLC
McDONALD TRACTS
Property Data from Tax Records & John T Boyd mapping
Ramaco Owned
ELK CREEK - OWNED
ELK CREEK - LEASE
ELK CREEK - LEASE
ELK CREEK - OWNED
LOGAN CO
WYOMING CO
LOGAN
MINGO CO
Ramaco, LLC
250 West Main Street, Suite 210 Lexington, Kentucky 40507
Exhibit A-6
"Map Showing Lease Area Between
Ramaco Central Appalachia, LLC & Ramaco Resources, LLC"
Seam 1100 "Glenalum Tunnel"
DATE: July 8, 2015
0'
5000'
10000'
15000'
Legend
Ramaco Owned Coal
Lease Area Glenalum Tunnel Seam
(Ramaco Central Appalachia, LLC to Ramaco Resources, LLC)
Approx. Glenalum Tunnel Seam Outcrop

Property Legend (Data from John T Boyd mapping)
RAMACO OWNED COAL
RAMACO LEASED - WPP, LLC
RAMACO LEASED - Others
RAMACO SURFACE
FORMER COOK/BAISDEN TRACT
NOW CONTROLLED BY RAMACO CENTRAL APPALACHIA, LLC
McDONALD TRACTS
Property Data from Tax Records &
John T Boyd mapping
Ramaco Owned
ELK CREEK - OWNED
ELK CREEK - LEASE
ELK CREEK - LEASE
ELK CREEK - OWNED
McDONALD TRACT
FORMER BAISDEN TRACT
C & C TRACT
ADVERSE TRACTS
FRANCIS TRACT
LOGAN CO
WYOMING CO
LOGAN
MINGO CO
Legend
Ramaco Owned Coal
Lease Area 2 Surface Mines
(Ramaco Central Appalachia, LLC to
Ramaco Resources, LLC)
Ramaco, LLC
250 West Main Street, Suite 210 Lexington, Kentucky 40507
Exhibit A-7
"Map Showing Lease Area Between
Ramaco Central Appalachia, LLC & Ramaco Resources, LLC"
Surface Mine Areas - Alma & All Seams & Splits Above
DATE: July 8, 2015
0'
5000'
10000'
15000'

EXHIBIT B

[Tonnage Royalty]

For coal mined by deep or underground mining methods, the sum of Two and 50/00 Dollars ($2.50) per ton, or seven percent (7.0%) of the gross selling price for each ton of such Leased Coal, whichever is greater.

For coal mined by surface or strip mining methods, the sum of Three Dollars ($3.00) per ton, or eight percent (8.0%) of the gross selling price for each ton of such Leased Coal, whichever is greater.

For coal mined by highwall and auger mining methods, the sum of Three and 50/00 Dollars ($3.50) per ton, or nine percent (9.0%) of the gross selling price for each ton of such Leased Coal, whichever is greater.

B-1